Exhibit 99.1

Source: LEEF Brands Inc.

April 16, 2026 08:30 ET

LEEF Brands Announces Acquisition of HIMALAYA, a Leading California Concentrates Brand, to Expand Vertical Integration and Drive Margin Expansion

VANCOUVER, British Columbia, April 16, 2026 (GLOBE NEWSWIRE) -- LEEF Brands, Inc. (CSE: LEEF) (OTCQB: LEEEF) (“LEEF” or the “Company”), a rapidly growing cannabis company, today announced that it has entered into an agreement to acquire Standard Holdings, Inc., the parent company of HIMALAYA VAPOR (“HIMALAYA”), a leading California-based cannabis concentrates brand known for its premium, full-spectrum cartridges and natural formulations.

The acquisition strengthens LEEF’s vertical integration strategy by pairing one of California’s most efficient cultivation and extraction platforms with a top-tier consumer brand. HIMALAYA has built a strong reputation for producing high-quality cartridges and concentrates using sun-grown cannabis, with a loyal customer base across Northern California.

Under the terms of the agreement, LEEF will acquire HIMALAYA for 13,688,000 common shares of the Company, which includes management incentive shares, and will issue warrants with an aggregate value of US$100,000 priced at $0.25 CAD per share, representing total consideration of approximately US$2.5 million.

LEEF’s Salisbury Canyon Ranch provides some of the cleanest and lowest-cost cannabis inputs in the industry at significant scale. By integrating HIMALAYA into its platform, LEEF expects to immediately improve unit economics by lowering input costs. This change is anticipated to generate meaningful free cash flow from HIMALAYA during its first year of combined operations.

“We are excited to bring HIMALAYA into the LEEF platform,” said Micah Anderson, Chief Executive Officer of LEEF Brands. “This is exactly the type of acquisition we are focused on: a premium, authentic brand with strong customer loyalty that we can scale more efficiently through our vertically integrated infrastructure. Having worked with the HIMALAYA team for over five years, we have strong conviction in both the brand and its leadership, which further reinforces our confidence in this partnership. By leveraging low-cost inputs from Salisbury Canyon Ranch, we believe we can significantly improve margins while expanding distribution across California and into new markets over time.”

“We have found the right partner in LEEF,” said Noah Farb, Chief Financial Officer of HIMALAYA. “From day one, our focus has been on making authentic, full-spectrum products without cutting corners. LEEF gives us the platform to scale that vision—expanding our reach across California and into new markets—while staying true to what has made HIMALAYA resonate with consumers.”

LEEF remains focused on expanding Salisbury Canyon Ranch and executing on its core business. The HIMALAYA transaction represents a strategic first step in a broader long-term strategy and adds sales and distribution capabilities that provide future optionality. The Company will continue to take a disciplined and selective approach to any additional M&A opportunities.

About LEEF Brands, Inc.

LEEF Brands, Inc. is a leading California and New York-based extraction and manufacturing cannabis company. With a comprehensive supply chain, innovative manufacturing processes, and a dynamic bulk concentrate portfolio, LEEF powers some of the largest cannabis brands in the United States. For more information, visit www.LeefBrands.com.

Forward-Looking Statements

This news release contains certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements regarding the anticipated benefits of the acquisition of Standard Holdings, Inc., including expected margin improvements, integration of operations, expansion of distribution, and entry into new markets.

Forward-looking statements reflect current expectations or beliefs regarding future events or the Company’s future performance or financial results. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “estimates”, “continues”, “projects”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved.

Although the Company believes that the expectations expressed in such statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the statements.

There are certain factors that could cause actual results to differ materially from those in the forward-looking information, including, but not limited to, the risks disclosed in the Company’s public filings on the Company’s issuer profile on SEDAR+ at www.sedarplus.ca. Accordingly, readers should not place undue reliance on forward-looking statements.

LEEF Brands, Inc.

Per: Jesse Redmond

Chief Strategy & Investor Relations Officer

Phone: +1 (805) 717-9327

Email: ir@leefca.com